SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN
PAUL R. GARCIA AND GLOBAL PAYMENTS INC.

Effective October 1, 2013, Global Payments Inc., a Georgia corporation (the “Company”), and Paul R. Garcia (“Executive”) agree to amend the Employment Agreement (dated as of July 12, 2000 and amended as of January 1, 2009) (the “Agreement”) between the parties as hereinafter set forth. The terms of this Amendment supersede any inconsistent terms in the Agreement. Words and phrases that are defined in the Agreement have the same meaning when used in this Amendment.

1.    Section 2 of the Agreement and Exhibit A are hereby deleted in their entirety and replaced with the following:

“2. Employment. Executive is hereby employed as the Chairman of the Company. In his capacity as Chairman, the Chief Executive Officer of the Company shall report to him and the Executive shall have such other responsibilities commensurate with such position in accordance with the policies and objectives established by the Board.”

IN WITNESS WHEREOF, the parties hereto have duly executed this amendment to the Agreement, effective as the date specified above.

EXECUTIVE:    GLOBAL PAYMENTS INC.

EXECUTIVE:	GLOBAL PAYMENTS INC.

/s/ Paul R. Garcia	By: /s/ Suellyn P. Tornay
Paul R. Garcia	Name: Suellyn P. Tornay
Date: October 1, 2013	Title: Executive Vice President and General Counsel
Date: October 1, 2013